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                         CONSENT OF INDEPENDENT ACCOUNTANTS        EXHIBIT 23.2


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 1996, which appears on page 15 of the 1996 Annual Report to Stockholders of Arabian Shield Development Company, which is incorporated by reference in Arabian Shield Development Company's Annual Report on Form 10-K for the year ended December 31, 1996.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Dallas, Texas
October 16, 1997.